Exhibit 1.1

PALADIN REALTY INCOME PROPERTIES, INC.

Up to $725,000,000 in Shares of Common Stock, $0.01 par value per share

FORM OF DEALER MANAGER AGREEMENT

KBR Capital Markets, LLC

10880 Wilshire Blvd., Suite 1400

Los Angeles, CA 90024

Ladies and Gentlemen:

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Follow-On Offering”) a maximum of $725,000,000 in shares of its common stock, $0.01 par value per share (the “Common Stock”), of which amount: (i) up to $75,000,000 in shares of Common Stock are to be offered pursuant to the Company’s Amended and Restated Distribution Reinvestment Plan for a purchase price of $9.50 per share (the “DRIP Shares”); and (ii) up to $650,000,000 in shares of Common Stock (the “Primary Shares” and, together with the DRIP Shares, the “Offered Shares”) are to be issued and sold to the public on a “best efforts” basis through you as the managing dealer (the “Dealer Manager”) and the broker-dealers participating in the offering (the “Participating Dealers”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased). The Company has reserved the right to reallocate the Offered Shares between the Primary Shares and the DRIP Shares. Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 2.1 below.

The Company is the sole general partner of Paladin Realty Income Properties, L.P., a Delaware limited partnership, that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). The Company and the Operating Partnership hereby jointly and severally agree with you, the Dealer Manager, as follows:

1.	Follow-On Offering

The Company, the Operating Partnership and the Dealer Manager hereby acknowledge and agree that they previously entered into a Dealer Manager Agreement dated February 6, 2008 (the “Prior Dealer Manager Agreement”) with respect to the public offering of a maximum of 85,000,000 shares of Common Stock of the Company, $0.01 par value per share (the “Prior Offering”), registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-11 (No. 333-146867) declared effective by the Commission on July 28, 2008, as amended (the “Prior Registration Statement”). The Prior Offering of a maximum of 85,000,000 shares of Common Stock included: (i) up to 10,526,315 shares of Common Stock offered pursuant to the Company’s Dividend Reinvestment Plan for a purchase price of $9.50 per share; and (ii) up to 75,000,000 shares of Common Stock issued and sold to the public on a “best efforts” basis through the Dealer Manager at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased).

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), the Prospectus included in the Follow-On Registration Statement (as defined in Section 2.1 below) is a combined prospectus and relates to all of the Offered Shares, which are comprised entirely of approximately $725,000,000 of unsold shares from the Prior Offering (the “Unsold Shares”).

1.1 To the extent that the Dealer Manager or any Participating Dealer sells any of the Offered Shares, including the Unsold Shares, pursuant to the Follow-On Offering, the terms and conditions of this Dealer Manager Agreement (this “Agreement”) shall govern such sales.

1.2 The Company, the Operating Partnership and the Dealer Manager jointly and severally agree that this Agreement shall fully supersede the Prior Dealer Manager Agreement with respect to the offer and sale of the Unsold Shares, and immediately upon the commencement of the Follow-On Offering, all rights and obligations of the Company, the Operating Partnership and the Dealer Manager, individually and collectively, arising from or relating to the Unsold Shares under the Prior Dealer Manager Agreement shall terminate.

2.	Representations and Warranties of the Company and the Operating Partnership

The Company and the Operating Partnership hereby represent and warrant to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement (the “Participating Dealer Agreement”) that, as of the date hereof and at all times during the Follow-On Offering Period, as that term is defined below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates):

2.1 A registration statement on Form S-11 (No. 333-            ), including a preliminary prospectus, for the registration of the Offered Shares (the “Follow-On Registration Statement”), has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the Commission on July [22], 2011. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof. The Prior Registration Statement was prepared by the Company in accordance with applicable requirements of the Securities Act, and the Securities Act Regulations, and was filed with the Commission on October 23, 2007. The Prior Registration Statement was declared effective under the Securities Act on July 28, 2008. Post-effective Amendment No. 1 to the Registration Statement was filed with the Commission on October 28, 2008 and became effective on November 24, 2008. Post-effective Amendment No. 2 to the Registration Statement was filed with the Commission on November 14, 2008 and became effective on November 24, 2008. Post-effective Amendment No. 3 to the Registration Statement was filed with the Commission on February 13, 2009 and became effective on March 4, 2009. Post-effective Amendment No. 4 to the Registration Statement was filed with the Commission on April 2, 2009. Post-effective Amendment No. 5 to the Registration Statement was filed with the Securities and Exchange Commission on April 22, 2009 and became effective on April 30, 2009. Post-effective Amendment No. 6 to the Registration Statement was filed with the Securities and Exchange Commission on December 22, 2009, and Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 was filed with the Commission on January 13, 2010. Post-effective Amendment No. 6 became effective on January 19, 2010. Post-effective Amendment No. 7 to the Registration Statement was filed with the Securities and Exchange Commission on April 9, 2010 and became effective on April 30, 2010. Post-effective Amendment No. 8 to the Registration Statement was filed with the Securities and Exchange Commission on April 19, 2011 and Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 8 was filed with the Commission on April 28, 2011. Post-effective Amendment No. 8 became effective on April 28, 2011. Upon effectiveness, the Follow-On Registration Statement shall also constitute a post-effective amendment to the Prior Registration Statement. As used in this Agreement, the term “Registration Statement” means the Follow-On Registration Statement, as amended through the date hereof, except that, if the Company files any post-effective amendments to the Follow-On Registration Statement, “Registration Statement” shall refer to the Follow-On Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement as well as in the form filed with the Commission pursuant to Rule 424(b) after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendments or supplements thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.

2.2 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

2.3 The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.4 Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Operating Partnership taken as a whole (a “Material Adverse Effect”).

2.5 The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this

Agreement and to perform the transactions contemplated hereby; as of the date hereof the Company is the sole general partner of the Operating Partnership; this Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.6 The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Capital Stock.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Company are fully paid and non-assessable. All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the date hereof, the Operating Partnership has not issued any security or other equity interest other than units of partnership interest (“Units”) as set forth in the Prospectus, and none of such outstanding Units has been issued in violation of any preemptive right, and all of such Units have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

2.7 The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its charter or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

2.8 The Operating Partnership is not in violation of its certificate of limited partnership or its partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a default under: (a) its certificate of limited partnership or partnership agreement; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Operating Partnership; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

2.9 The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

2.10 Neither the Company nor the Operating Partnership is, and after giving effect to the sale of the Offered Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

2.11 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company or the Operating Partnership of this Agreement or the issuance and sale by the Company of the Offered Shares, except such as may be required under the Securities Act or applicable state securities laws.

2.12 There are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

2.13 The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise.

2.14 The Company has entered into an escrow agreement (the “Escrow Agreement”) with Wells Fargo Bank, National Association as escrow agent (the “Escrow Agent”), and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 14 below (the “Escrow Account”).

2.15 The financial statements of the Company included in the Registration Statement and the Prospectus present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission. No other financial statements or schedules are required by Form S-11 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

2.16 KPMG LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.

2.17 Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

2.18 There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Company or the Operating Partnership is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company and/or the Operating Partnership except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company’s and the Operating Partnership’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect; each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

2.19 Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and the Exchange Act Regulations is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership; and the Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor the Operating Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Operating Partnership, as the case may be, or received or retained any funds, and no funds of the Company, or the Operating Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership.

2.20 No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

3.	Covenants of the Company and the Operating Partnership

The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Dealer Manager that:

3.1 The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

3.2 In addition to and apart from the Prospectus, the Company intends to use printed sales literature or other materials in connection with the Follow-On Offering prepared by the Company or Paladin Realty Advisors, LLC, a Delaware limited liability company, that serves as the Company’s advisor pursuant to the terms of an advisory agreement, as amended from time to time (the “Advisor”), which materials are generally described in the Prospectus. Such printed sales literature or other materials prepared by the Company and/or the Advisor, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Company uses printed materials in connection with the Follow-On Offering prepared by the Company or the Advisor intended for “broker-dealer use only,” Dealer Manager shall use such “broker-dealer use only” materials in accordance with Section 5.3 below.

3.3 The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Follow-On Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) the Authorized Sales Materials.

3.4 The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit A hereto (the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Follow-On Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of: (a) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (b) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable state securities laws. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

3.5 If, at any time when a Prospectus is required to be delivered under the Securities Act, any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 5.3 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

3.6 The Company intends to satisfy the requirements of the Code for qualification of the Company as a real estate investment trust. The Company has elected to be treated as a real estate investment trust under the Code and will direct the investment of the proceeds of the offering of the Offered Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company, so as to comply with such requirements.

3.7 The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

3.8 The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

4.	Payment of Expenses and Fees.

4.1 The Company agrees to pay all costs and expenses incident to the Follow-On Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) all necessary documents and information relating to the Follow-On Offering and the Offered Shares (including the filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder.

4.2 In addition, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Follow-On Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Follow-On Offering; (b) attendance at industry, broker-dealer or Company sponsored training and education seminars; and (c) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 4.2 which would cause the total underwriting compensation paid in connection with the Follow-On Offering to exceed 10% of the gross proceeds from the sale of the Offered Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 4.3.

4.3 In addition to reimbursement as provided under Section 4.2, the Company shall also reimburse the Dealer Manager for due diligence expenses of up to 0.5% of gross proceeds from the sale of the Offered Shares for bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer upon receipt of an itemized and detailed invoice for any such due diligence expenses. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company, its properties or the Follow-on Offering.

5.	Obligations and Compensation of Dealer Manager

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

5.1 The Company hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date of the Follow-On Offering (the “Termination Date”) described in the Prospectus (the “Follow-On Offering Period”) to solicit and to cause Participating Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Follow-On Offering Period. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Primary Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, Commission rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2006 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

5.2 With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer

Agreement, each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements of the Securities Act and the Exchange Act, and the applicable state securities or blue sky laws, and the Rules of FINRA, specifically including, but not in any way limited to, Rules 2340, 2420, 2730, 2740, and 2750 therein. The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

5.3 The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Company in any other states. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and the Participating Dealers will each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

5.4 In consideration for the services rendered by the Dealer Manager, the Company agrees that it will pay:

(a) to the Dealer Manager a dealer manager fee in the amount of 3.0% of the gross proceeds from the sale of the Primary Shares (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Follow-On Offering Period; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Primary Shares by an officer, director or employee of the Company, the Advisor or their respective affiliates; and

(b) to the Participating Dealers, subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, selling commissions in the amount of 7.0% of the gross proceeds of the Primary Shares sold, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions described in this clause (b) shall be payable in respect of the purchase of Primary Shares: (i) through an investment advisory representative affiliated with a Participating Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Participating Dealer (or such Participating Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representative), or (iii) by an officer, director or employee of the Company, the Advisor or their respective affiliates.

The Company will not pay to the Dealer Manager any Dealer Manager Fee in respect of the purchase of any DRIP Shares. The Company will not pay to Participating Dealers selling commissions in respect of the purchase of any DRIP Shares.

5.5 The selling commissions payable to the Participating Dealers with respect to any Offered Shares sold will be paid or offered substantially concurrently with the acceptance of subscribers for such Offered Shares as stockholders by the Company.

5.6 The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.7 The Dealer Manager represents and warrants to the Company and the Operating Partnership that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Offered Shares or the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Offered Shares other than by acknowledgment that it has agreed to serve as escrow agent.

6.	Indemnification

6.1 For the purposes of this Section 6, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

6.2 The Company and the Operating Partnership, jointly and severally, will indemnify, defend (subject to Section 6.6) and hold harmless the Participating Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Follow-On Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Company and the Operating Partnership will reimburse each Participating Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company or the

Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager or (y) to the Company, the Operating Partnership or Dealer Manager by or on behalf of any Participating Dealer expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. in effect as of the date hereof (the “NASAA REIT Guidelines”), the indemnification and agreement to hold harmless provided in this Section 6.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

6.3 The Dealer Manager will indemnify, defend and hold harmless the Company and the Operating Partnership, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (c) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (e) any material violation by the Dealer Manager of this Agreement, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

6.4 Each Participating Dealer severally will indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Dealer, any material breach of a covenant by the Participating Dealer, or any material failure by the Participating Dealer to perform its obligations hereunder or under the Participating Dealer Agreement, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership or the Dealer Manager by the Participating Dealer specifically for use with reference to the Participating Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Participating Dealer not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by such Participating Dealer or Participating Dealer’s representatives or agents, or (e) any untrue statement made by such Participating Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any failure by the Participating Dealer to comply with Section VII or Section X or any other material violation of the Participating Dealer Agreement, or (f) any failure of the Participating Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by the Participating Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws. Each Participating Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Dealer may otherwise have.

6.5 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

6.6 An indemnifying party under Section 6 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Company and/or the Operating Partnership indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 6.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.7 The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Dealer, or any person controlling any Participating Dealer or by or on behalf of the Company, the Operating Partnership, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Participating Dealer Agreement. A successor of any Participating Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.	Survival of Provisions

The respective agreements, representations and warranties of the Company, the Operating Partnership, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 6, 7, 8, 10, 11, 12 and 15, all of which will survive the termination of this Agreement.

8.	Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Los Angeles, California.

9.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Entire Agreement

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

11.	Successors and Amendment

11.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 2 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

11.2 This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Operating Partnership.

11.3 Neither the Company or Operating Partnership, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.

12.	Term and Termination

12.1 This Agreement may be terminated by the Dealer Manager, on the one hand, or the Company and the Operating Partnership acting together, on the other, in the event that (a) the Company or the Operating Partnership, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Company or the Operating Partnership, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Company or the

Operating Partnership, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 12.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

12.2 The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate escrow account, (ii) promptly deliver to the Company all records and documents in its possession which relate to the Follow-On Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Follow-On Offering, and (iv) notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Follow-On Offering to a party designated by the Company.

12.3 Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 6 at such time as such compensation becomes payable.

13.	Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

14.	Submission of Orders

Each person desiring to purchase Primary Shares in the Follow-On Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Participating Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) in the amount of $10.00 per Share, or such discounted purchase price per Share that may apply based upon the volume of Primary Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. There shall be a minimum initial purchase by any one purchaser of 300 Primary Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Primary Shares shall be $250 per transaction. The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by the end of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment to the Escrow Agent; and

(b) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by the end of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment to the Escrow Agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Escrow Agent. The Processing Broker-Dealer shall furnish to the Escrow Agent with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

15.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Paladin Realty Income Properties, Inc.
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-966-8708
Attention: Michael B. Lenard

If to the Operating Partnership:	Paladin Realty Income Properties, Inc., General Partner
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-966-8708
Attention: Michael B. Lenard

If to the Dealer Manager:	KBR Capital Markets, LLC
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-966-8708
Attention: Steven Carson

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

PALADIN REALTY INCOME PROPERTIES, INC.

By:
Name:	James R. Worms
Title:	President and Chief Executive Officer

“OPERATING PARTNERSHIP”

PALADIN REALTY INCOME PROPERTIES, L.P.

By:	Paladin Realty Income Properties, Inc. its General Partner

By:
Name:	James R. Worms
Title:	President and Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

KBR CAPITAL MARKETS, LLC

By:
Name:	Steven Carson
Title:	President and Chief Compliance Officer

EXHIBIT A

QUALIFIED JURISDICTIONS

AS OF                     , 200

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Hawaii	☐	Oregon

☐	Idaho	☐	Pennsylvania

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virginia

☐	Massachusetts	☐	Washington

☐	Michigan	☐	West Virginia

☐	Minnesota	☐	Wisconsin

☐	Mississippi	☐	Wyoming

☐	Missouri